UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Dominion Gas Holdings, LLC

(Exact name of registrant as specified in its charter)

Virginia	46-3639580
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
2014 Series C 4.60% Senior Notes due 2044	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-197252

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are $500,000,000 aggregate principal amount of 2014 Series C 4.60% Senior Notes due 2044 (the “Notes”) of Dominion Gas Holdings, LLC, a Virginia limited liability company (the “Company”). A description of the Notes to be registered hereunder is set forth under the captions “Description of Debt Securities” and “Additional Terms of Senior Debt Securities” contained in the Prospectus, dated July 3, 2014, to the Company’s registration statement on Form S-3 (File No. 333-197252) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on July 3, 2014 and under the caption “Description of the Senior Notes” included in the Prospectus Supplement filed with the Commission on December 4, 2014, pursuant to Rule 424(b)(2) under the Securities Act. Such descriptions are incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 3, 2014, among the Company and Goldman, Sachs & Co., RBS Securities Inc., BNP Paribas Securities Corp. and Scotia Capital (USA) Inc., as Representatives for the underwriters named in the Underwriting Agreement (incorporated by reference from Exhibit 1.1 to our Current Report on Form 8-K, filed December 8, 2014, File No. 333-195066)

3.1	Articles of Organization of Dominion Gas Holdings, LLC (incorporated by reference from Exhibit 3.1 to our Registration Statement on Form S-4, filed April 4, 2014, File No. 333-195066).

3.2	Operating Agreement of Dominion Gas Holdings, LLC dated as of September 12, 2013 (incorporated by reference from Exhibit 3.2 to our Registration Statement on Form S-4, filed April 4, 2014, File No. 333-195066).

4.1	Indenture dated as of October 1, 2013 by and between Dominion Gas Holdings, LLC and Deutsche Bank Trust Company Americas, as Trustee, as supplemented from time to time (incorporated by reference from Exhibit 4.1 to our Registration Statement on Form S-4, filed April 4, 2014, File No. 333-195066).

4.2	Sixth Supplemental Indenture to the Indenture dated as of December 1, 2014 by and between Dominion Gas Holdings, LLC and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference from Exhibit 4.4 to our Current Report on Form 8-K, filed December 8, 2014, File No. 333-195066).

4.3	Form of 2014 Series C 4.60% Senior Note due 2044 (included as Exhibit A to the Sixth Supplemental Indenture incorporated by reference in Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 9, 2015	Dominion Gas Holdings, LLC

	By:	/s/ Mark O. Webb
	Name:	Mark O. Webb
	Title:	Vice President, General Counsel and Chief Risk Officer